As Filed With the Securities and Exchange Commission On March 29, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENESCO INC.

(Exact name of registrant as specified in its charter)

Tennessee	62-0211340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road

Nashville, Tennessee 37217-2895

(Address of Principal Executive Offices)

AMENDED AND RESTATED

GENESCO INC. 2009 EQUITY INCENTIVE PLAN

(Full title of the plan)

Roger G. Sisson

Senior Vice President, Secretary and General Counsel

Genesco Inc.

1415 Murfreesboro Road

Nashville, Tennessee 37217-2895

(615) 367-7000

(Name, Address, and Telephone Number of Registrant’s agent for service)

Copy to:

Jennifer H. Noonan

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value, and associated rights to purchase Series 6 Subordinated Serial Preferred Stock	1,284,698	$72.52	$93,166,299	$10,676.86

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	The maximum number of shares of Common Stock with respect to which awards may be granted under the Amended and Restated Genesco Inc. 2009 Equity Incentive Plan will be 2,500,000.
(3)	Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on March 23, 2012.

Explanatory Note

On June 30, 2009, we filed with the Securities and Exchange Commission (“SEC”) a Form S-8, Registration Statement No. 333-160339, pertaining to our Genesco Inc. 2009 Equity Incentive Plan. This Form S-8 is being filed to effectuate the shareholder approved increase of the number of shares reserved for issuance under the 2009 Plan to an aggregate total of 2,500,000 shares, subject to adjustment.

In accordance with General Instruction E to Form S-8, the contents of the Registration Statement No. 333-160339 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items required by Form S-8 which contain new information not previously contained in the Registration Statement No. 333-160339 are presented herein.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 28, 2012; and

(2)	The description of the Registrant’s Common Stock, $1.00 par value, and the associated rights to purchase Series 6 Subordinated Serial Preferred Stock, contained in the Registrant’s Registration Statement on Form 8-A/A, filed with the SEC on May 1, 2003, and including all other amendments and reports filed for the purpose of updating such description, including the amendment filed on June 18, 2007.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 8. Exhibits.

4.1	Restated Charter of Genesco Inc., as amended (filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A/A with the SEC on May 1, 2003 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Genesco Inc. (filed as Exhibit 3.1 to the current report on Form 8-K filed December 19, 2007 and incorporated herein by reference)

4.3	Form of Certificate for the Common Stock (filed as Exhibit 3 to to the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on May 1, 2003 and incorporated herein by reference)

4.4	Second Amended and Restated Shareholder Rights Agreement, dated as of April 8, 2010 (filed as Exhibit 4.1 to the current report on Form 8-K filed with the SEC on April 9, 2010 and incorporated herein by reference)

5	Opinion of Registrant’s General Counsel

10	Amended and Restated Genesco Inc. 2009 Equity Incentive Plan (filed as Exhibit A to the Registrant’s definitive proxy statement filed with the SEC on May 13, 2011)

23.1	Consent of Registrant’s General Counsel (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24	Power of Attorney (included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 29th day of March, 2012.

GENESCO INC.

By:	/s/ Robert J. Dennis
Robert J. Dennis
Chairman

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints James S. Gulmi and Roger G. Sisson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Robert J. Dennis	Chairman, President and	March 29, 2012
Robert J. Dennis	Chief Executive Officer (Principal Executive Officer)

/s/ James S. Gulmi	Senior Vice President — Finance, Chief	March 29, 2012
James S. Gulmi	Financial Officer and Treasurer (Principal Financial Officer)

/s/ Paul D. Williams	Vice President and Chief Accounting	March 29, 2012
Paul D. Williams	Officer (Principal Accounting Officer)

/s/ James S. Beard	Director	March 29, 2012
James S. Beard

/s/ Leonard L. Berry, Ph.D.	Director	March 29, 2012
Leonard L. Berry, Ph.D.

/s/ William F. Blaufuss, Jr.	Director	March 29, 2012
William F. Blaufuss, Jr.

	Director	March , 2012
James W. Bradford

	Director	March , 2012
Robert V. Dale

/s/ Matthew C. Diamond	Director	March 29, 2012
Matthew C. Diamond

/s/ Marty G. Dickens	Director	March 29, 2012
Marty G. Dickens

	Director	March , 2012
Ben T. Harris

/s/ Thurgood Marshall, Jr.	Director	March 29, 2012
Thurgood Marshall, Jr.

/s/ Kathleen Mason	Director	March 29, 2012
Kathleen Mason

EXHIBIT INDEX

4.1	Restated Charter of Genesco Inc., as amended (filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A/A with the SEC on May 1, 2003 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Genesco Inc. (filed as Exhibit 3.1 to the current report on Form 8-K filed December 19, 2007 and incorporated herein by reference)

4.3	Form of Certificate for the Common Stock (filed as Exhibit 3 to the Registrant’s Registration Statement on Form 8-A/A filed with the SEC on May 1, 2003 and incorporated herein by reference)

4.4	Second Amended and Restated Shareholder Rights Agreement, dated as of April 8, 2010 (filed as Exhibit 4.1 to the current report on Form 8-K filed with the SEC on April 9, 2010 and incorporated herein by reference)

5	Opinion of Registrant’s General Counsel

10	Amended and Restated Genesco Inc. 2009 Equity Incentive Plan (filed as Exhibit A to the Registrant’s definitive proxy statement filed with the SEC on May 13, 2011)

23.1	Consent of Registrant’s General Counsel (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24	Power of Attorney (included on the signature page to this Registration Statement)